SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RURAL/METRO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RURAL/METRO CORPORATION

8401 E. Indian School Road

Scottsdale, Arizona 85251

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 1, 2004

To Our Stockholders:

The Annual Meeting of Stockholders of RURAL/METRO CORPORATION, a Delaware corporation (“we” or the “Company”), will be held at the Company’s corporate headquarters at 8401 East Indian School Road, Scottsdale, Arizona, on Wednesday, December 1, 2004 at 3:00 p.m., local time, for the following purposes:

1.	To elect two (2) directors to serve for three-year terms or until their successors are elected; and

2.	To transact such other business as may properly come before the meeting or adjournment(s) thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on October 15, 2004 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure representation at the meeting, however, stockholders are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or vote electronically through the Internet or by telephone. Instructions for voting by the Internet or the telephone are set forth on the enclosed proxy card. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

By Order of the Board of Directors

Michael S. Zarriello, Secretary

Scottsdale, Arizona

October 13, 2004

IT IS IMPORTANT THAT STOCKHOLDINGS BE REPRESENTED AT THIS MEETING.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD

IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE

UNITED STATES. PROXIES MAY ALSO BE PROVIDED BY USING THE INTERNET

OR THE TELEPHONE.

RURAL/METRO CORPORATION

8401 E. Indian School Road

Scottsdale, Arizona 85251

PROXY STATEMENT

This proxy statement is being furnished to stockholders of RURAL/METRO CORPORATION, a Delaware corporation (“we” or the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 1, 2004, at 3:00 p.m., local time, and any adjournment or postponement thereof (the “Annual Meeting”). A copy of the Notice of the Meeting accompanies this Proxy Statement.

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of the Company by our Board of Directors for use at the Annual Meeting for the purposes set forth in this proxy statement and in the accompanying notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our corporate headquarters at 8401 East Indian School Road, Scottsdale, Arizona.

These proxy solicitation materials were first mailed on or about October 29, 2004, to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on October 15, 2004, are entitled to notice of and to vote at the meeting. At the close of business on September 15, 2004, there were issued and outstanding 22,065,916 shares of our common stock. Each share of common stock is entitled to one vote upon any proposal submitted for a vote at the Annual Meeting.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called “abstentions”) and votes withheld by brokers or other nominees in the absence of instructions from beneficial owners (called “broker non-votes”) will be counted for purposes of determining whether there is a quorum for the transaction of business at the Annual Meeting.

Vote Required

The two nominees for director receiving the highest number of affirmative votes duly cast by our outstanding common stock will be elected as directors for three-year terms or until their successors are elected and qualified. Accordingly, abstentions and broker non-votes are not counted in determining the outcome of the election of directors.

Voting; Proxies

Votes may be cast by proxy or in person at the Annual Meeting and will be tabulated by the election inspectors appointed for the Annual Meeting, who also will determine whether a quorum is present.

The shares represented by the proxies received, properly marked, dated, and signed, or submitted via the Internet or by the telephone by following the instructions on the proxy card will be voted at the Annual Meeting.

When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted (i) “for” the election of the nominees set forth in this proxy statement, and (ii) in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to our executive offices, to the attention of our Corporate Secretary prior to the vote at the Annual Meeting, written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the Internet); or by attending the Annual Meeting and voting in person.

Solicitation

We will pay the costs of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to beneficial owners. Certain of our directors and officers also may solicit proxies personally or by mail, telephone or e-mail without additional compensation.

Annual Report and Other Matters

The 2004 Annual Report to Stockholders, which was mailed to stockholders with or proceeding this proxy statement, contains financial and other information about our activities, but is not incorporated into this proxy statement and is not part of these proxy soliciting materials. The information contained in the “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors,” and “Company Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our annual report on Form 10-K for the year ended June 30, 2004 as filed with the Securities and Exchange Commission. Any exhibits listed in the Form 10-K report, as amended, also will be furnished upon written request at the actual expenses we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our executive offices set forth in this proxy statement.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to beneficial ownership of our common stock on September 15, 2004 by (i) each director; (ii) the individuals set forth in the Summary Compensation Table under the section entitled “Executive Compensation”; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than 5% of our common stock.

Name of Beneficial Owner	Amount Beneficially Owned (1)		Percent (2)
Jack E. Brucker	482,000	(4)	2.2%
Mary Anne Carpenter	30,000	(4)	*
Cor J. Clement, Sr.	42,000	(4)	*
Louis G. Jekel	133,463	(5)	*
Barry D. Landon	146,403	(3)(4)	*
William C. Turner	45,500	(4)	*
Henry G. Walker	32,500	(4)	*
Robert E. Wilson	0		—
Michael S. Zarriello	0		—
John S. Banas III (6)	328,646	(4)	1.5%
Executive officers and directors as a group (9 persons)	875,866		4.0%
5% Stockholders:
Banque Carnegie Luxembourg S.A. 5, Place de la Gare L-1616 Luxembourg Grand-Duchy of Luxembourg	2,409,950	(7)	11.0%
Tennenbaum Capital Partners, LLC, SVIM/MSM II, LLC and Tennenbaum & Co. LLC, Michael E. Tennenbaum 11100 Santa Monica Bldg. Suite 210 Los Angeles, CA 90025	3,004,814	(8)	13.6%
Stephen Feinberg c/o Cerberus Partners, L.P. 299 Park Avenue Floor 21-23 New York, NY 10171	1,378,931	(9)	6.2%

*	Less than 1%

(1)	Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	The percentages shown are calculated based upon 22,065,916 shares of common stock outstanding on September 15, 2004. The number and percentages shown include the shares of common stock actually owned as of September 15, 2004 and the shares of common stock that the identified person or group had a right to acquire within 60 days after September 15, 2004. In calculating the percentage ownership, shares that the identified person or group had the right to acquire within 60 days after September 15, 2004 are deemed to be outstanding for the purposes of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(3)	Includes 2,303 fully vested shares of common stock held by the ESOP for the benefit of Mr. Landon, who has sole voting power with respect to such shares.

(4)	Includes shares of common stock issuable upon exercise of stock options with respect to the following persons: Mr. Brucker, 406,000 shares; Ms. Carpenter, 30,000 shares; Mr. Clement, 30,000 shares; Mr. Landon, 144,100 shares; Mr. Turner, 37,500 shares; Mr. Walker, 32,500 shares; and Mr. Banas, 314,167 shares.

(5)	Includes 85,963 shares of common stock, of which 74,299 are held by the Louis G. Jekel Trust dated July 25, 1996. Also includes 47,500 shares of common stock issuable upon exercise of stock options.

(6)	Mr. Banas’ employment terminated on March 10, 2004.

(7)	Information is based solely on a Schedule 13G, filed December 3, 2002, that was filed jointly by Banque Carnegie Luxembourg S.A., Carnegie Global Healthcare Fund Management Company S.A., Carnegie Bank A/S, D Carnegie & Co. AB and Carnegie Kapitalforvaltning AB, reporting their beneficial ownership as a group.

(8)	Information is based solely on a Schedule 13G filed jointly on October 3, 2003 with the Securities and Exchange Commission, which was amended by the Amendment No. 1 filed on February 2, 2004, by Michael E. Tennenbaum, SVIM/MSM II, LLC, SVAR/MM, LLC, Tennenbaum Capital Partners, LLC, and Tennenbaum & Co., LLC, reporting their beneficial ownership as a group, and subsequent information provided to us.

(9)	Information is based solely on a Schedule 13D filed with the SEC on October 5, 2004. It is reported that the securities are held by Cerberus Partners, L.P., a Delaware limited partnership (“Cerberus”), and that Stephen Feinberg possesses sole power to vote and direct the disposition of all securities of the Company held by Cerberus.

Equity Compensation Plan Information

The following table represents securities authorized for issuance under our equity compensation plans at June 30, 2004.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plan approved by stockholders:	3,816,401	(1)	$7.0736	0
Equity compensation plan not approved by stockholders (2):	1,185,327		$1.05	442,329
Total	5,001,728		$5.65	442,329

(1)

Excludes purchase rights accruing under the Employee Stock Purchase Plan (“ESPP”) under which we have issued 1,911,656 shares of our common stock to our employees. Under the ESPP, the sales price of the shares of our common stock is equal to 85% of the closing price of the stock on the first day or last day of the offering period or the nearest prior day on which trading occurred.

(2)	Consistent with applicable law, our 2000 Non-Qualified Stock Option Plan has not been submitted for approval by our stockholders. For a description of the 2000 Non-Qualified Stock Option Plan, refer to note 16 to our consolidated financial statements for the year ended June 30, 2004.

PROPOSAL TO ELECT DIRECTORS

Nominees

Our certificate of incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Presently, the number of directors is fixed at seven. The Board of Directors is divided into three classes, with one class standing for election each year for three-year terms and until successors of such class have been elected and qualified.

As of the record date, the Board of Directors consisted of the following persons:

Name	Class	Year in Which Term Will Expire
Jack E. Brucker	I	2004
Mary Anne Carpenter	I	2004
Louis G. Jekel	II	2005
William C. Turner	II	2005
Robert E. Wilson	II	2005
Cor J. Clement, Sr.	III	2006
Henry G. Walker	III	2006

The Board of Directors has nominated Jack E. Brucker and Mary Anne Carpenter for re-election as Class I directors for three-year terms or until their respective successors are elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “FOR” the nominees named above. The two nominees for director receiving the highest number of affirmative votes duly cast will be elected as directors for three-year terms. Accordingly, abstentions and broker non-votes are not counted in determining the outcome of the election of directors.

The following table sets forth information regarding our directors and executive officers, including certain biographical information.

Name	Age	Positions with the Company
Cor J. Clement, Sr.	56	Chairman of the Board and Director (3)

Jack E. Brucker	52	President, Chief Executive Officer and Director

Michael S. Zarriello	54	Senior Vice President, Secretary and Chief Financial Officer

Barry D. Landon	57	Senior Vice President of Billing and Collections, President of Southwest Ambulance and President of Arizona/Oregon Fire Services

Mary Anne Carpenter	59	Director (1) (4)

Louis G. Jekel	63	Vice Chairman of the Board and Director

William C. Turner	75	Director (1) (2) (3) (4)

Henry G. Walker	57	Vice Chairman of the Board and Director (1) (2) (3)

Robert E. Wilson	57	Director (2) (4)

(1)	Member of the Compensation Committee.

(2)	Member of the Corporate Governance Committee.

(3)	Member of the Executive Committee.

(4)	Member of the Audit Committee.

Cor J. Clement, Sr. has served as Chairman of our Board of Directors since August 1998 and as a member of our Board of Directors since May 1992. Mr. Clement served as Vice Chairman of the Board of Directors from August 1994 to August 1998. Mr. Clement served as the President and Chief Executive Officer of NVD, an international provider of security and industrial fire protection services headquartered in the Netherlands, from February 1980 until his retirement in January 1997.

Jack E. Brucker has served as our President and Chief Executive Officer and has been a member of our Board of Directors since February 2000. Mr. Brucker served as our Senior Vice President and Chief Operating Officer from December 1997 until February 2000. Mr. Brucker founded and served as President of Pacific Holdings, a strategic consulting firm, from July 1989 until December 1997. Mr. Brucker served as President of Pacific Precision Metals, a consumer products company, from September 1987 until June 1989.

Michael S. Zarriello was appointed Senior Vice President and Chief Financial Officer effective July 24, 2003. Prior to joining the Company, Mr. Zarriello was a Senior Managing Director of Jesup & Lamont Securities Corporation, and President of Jesup & Lamont Merchant Partners LLC from 1998 to 2003, both of which are investment banking firms. From 1989 to 1997, Mr. Zarriello was a Managing Director-Principal of Bear Stearns & Co., Inc., and from 1989 to 1991 he served as Chief Financial Officer of the Principal Activities Group that invested Bear Stearns’ capital in middle market companies. Mr. Zarriello serves as a member of the Boards of Directors of Digital Angel Corp. and Applied Digital Solutions Inc.

Barry D. Landon has served as Senior Vice President of Billing and Collections since May 2002, and Vice President of National Billing and Collections from May 2000 to May 2002. Mr. Landon also has served as the President of Southwest Ambulance since November 1999. In addition, Mr. Landon has served as President of Arizona/Oregon Fire Services since April 2004. Mr. Landon served as Director of National Billing from February 1998 to May 2000. Prior to joining the Company, Mr. Landon served as Chief Financial Officer of SW General, Inc., d/b/a Southwest Ambulance, from 1987 through February 1998, which was acquired by the Company on June 30, 1997.

Mary Anne Carpenter has been a member of our Board of Directors since January 1998. Ms. Carpenter served as Executive Vice President and Executive Committee member of First Health Group Corp., a publicly traded managed health care company, from January 1993 until her retirement in May 2001. From October 1991 until January 1993, Ms. Carpenter served as Senior Vice President, and from July 1986 through October 1991, as Vice President of First Health Group Corp. Ms. Carpenter has served on panels for several other national health care organizations.

Louis G. Jekel has served as a member of our Board of Directors since 1968 and as Vice Chairman of our Board of Directors since August 1998. Mr. Jekel served as our Secretary from 1968 through 2003. Mr. Jekel is a partner in the law firm of Jekel & Howard, Scottsdale, Arizona.

William C. Turner has been a member of our Board of Directors since November 1993. Mr. Turner is currently Chairman and Chief Executive Officer of Argyle Atlantic Corporation, an international merchant banking and management consulting firm; a trustee of the United States Council for International Business; a trustee and past Chairman of the American Graduate School of International Management (Thunderbird); and a Board member and former Chairman of the Board of Directors of Mercy Ships International, Incorporated. Mr. Turner is also a former United States Ambassador and permanent representative to the Organisation for Economic Co-operation and Development.

Henry G. Walker has been a member of our Board of Directors since September 1997. Mr. Walker is currently a partner in the management consulting firm of Andrade/Walker Consulting, LLC. From March 1997 to March 2004, he served as President and Chief Executive Officer of Providence Health System, comprised of hospitals, long-term care facilities, physician practices, managed care plans, and other health and social services. From 1996 to March 1997, Mr. Walker served as President and Chief Executive Officer of Health Partners of Arizona, a state-wide managed care company. From 1992 to 1996, he served as President and Chief Executive Officer of Health Partners of Southern Arizona, a healthcare delivery system. Mr. Walker serves as Chairman of the Board of Directors of Consolidated Catholic Healthcare, a private non-profit company, and is a Board member of St. Joseph Health System, a private, non-profit health system based in Orange, California.

Robert E. Wilson became a member of our Board of Directors in November 2003. Mr. Wilson was employed by Arthur Andersen LLP from 1972 to 2001, becoming a partner in 1986. Among other responsibilities as a partner, he served as a member of the firm’s national healthcare industry business turnaround practice. From 2001 through 2003, Mr. Wilson provided commercial litigation and financial due diligence consultation services through FTI Consulting Inc., a national consulting firm. Mr. Wilson is a member of the Board of Directors of Providence Health System and it a member of the Audit and Finance Committees of John C. Lincoln Health Network, a not-for-profit community healthcare system.

Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of our directors or officers.

Meetings and Committees of the Board of Directors; Independence

Our bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has appointed the following standing committees: an Audit Committee; a Compensation Committee; a Corporate Governance Committee; and an Executive Committee. Membership in the committees is indicated in the table above. The Board of Directors has determined that each of the following members of the Board is “independent,” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards: Mary Anne Carpenter, William C. Turner, Robert E. Wilson, Cor J. Clement, Sr., and Henry G. Walker. Accordingly, a majority of the Board of Directors, and each member of each of the committees appointed by the Board of Directors, is “independent” as defined by Rule 4200(a)(15). As previously disclosed, we were delisted from the Nasdaq SmallCap Market, but we have appealed Nasdaq’s determination regarding the delisting.

Audit Committee. The Audit Committee, which is established as a standing committee in accordance with Section 3(a)(58) of the Exchange Act, reviews our annual and quarterly financial statements and related SEC filings, significant accounting issues and the scope of the audit with our independent registered public accountants, and is available to discuss other audit related matters with our independent registered public accounting firm that may arise during the year. The Audit Committee has various other authorities and responsibilities as set forth in its formal written charter, the adequacy of which is reviewed annually. The Audit Committee also functions as the Company’s qualified legal compliance committee. The Audit Committee held six meetings during the fiscal year ended June 30, 2004.

The Board of Directors has determined that Robert E. Wilson qualifies as an “audit committee financial expert” within the meaning of the SEC’s definition. Mr. Wilson is also independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our key executives. The Compensation Committee also reviews the succession planning for key executive personnel, monitors employee relations issues, and oversees senior management structure. The Compensation Committee held 11 meetings during the fiscal year ended June 30, 2004.

Corporate Governance Committee. The Corporate Governance Committee reviews credentials of existing and prospective directors and recommends classes of directors for approval by the Board of Directors. See “Director Nominations” below. The Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors corporate governance guidelines applicable to our Company and periodically reviewing such guidelines and recommending any changes to those guidelines to the Board of Directors. The Corporate Governance Committee adopted a charter in March 2004. The charter is available on the Company’s website at www.ruralmetro.com. The members of the Corporate Governance Committee are independent, as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Corporate Governance Committee held four meetings during the fiscal year ended June 30, 2004.

Executive Committee. The Executive Committee may act as a liaison between management and the Board of Directors. At times the Board of Directors may empower the Executive Committee to take certain actions on behalf of the Board of Directors between regularly scheduled meetings. The Executive Committee did not meet during the fiscal year ended June 30, 2004.

Meetings of the Board of Directors. Our Board of Directors held a total of seven meetings during the fiscal year ended June 30, 2004. All of the incumbent members of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director was a member. We do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, but strongly encourage directors to attend.

Director Nominations

Nominations of candidates for election as directors may be made by the Board of Directors upon recommendation by the Corporate Governance Committee, or by stockholders. The Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election as directors.

Stockholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our bylaws. The complete description of the requirements for stockholder nomination of director candidates is contained in the bylaws. Under these procedures, with respect to the annual meeting of stockholders following the fiscal year ending June 30, 2005, a notice setting forth information specified in the bylaws must be received by us no later than (i) 60 days prior to the annual meeting if such meeting is held between November 1, 2005 and November 30, 2005; (ii) 90 days prior to the annual meeting if such meeting is held on or after December 1, 2005; or (iii) if the 2005 annual meeting is held on another date, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting. The deadline for submission of any director nominations by stockholders for the next annual meeting is set forth in the proxy statement for each annual meeting.

Stockholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

•	the name, age and business and residential address of the stockholder and nominee;

•	a representation that the stockholder is a stockholder of record on the date of the nomination;

•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

•	any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the written consent of each nominee to serve as a director if so elected.

In the event of any stockholder recommendations for nomination, the Corporate Governance Committee would evaluate the person recommended in the same manner as other persons considered by that committee. After reviewing the materials submitted by a stockholder, if the Corporate Governance Committee believes that the person merits additional consideration, the Committee (or individual members) would interview the potential nominee and conduct appropriate reference checks. The Corporate Governance Committee would then determine whether to recommend to the Board of Directors that the Board nominate and recommend election of such person at the next annual meeting. Stockholders may submit in writing recommendations for consideration by the Corporate Governance Committee to the attention of our Corporate Secretary at Rural/Metro Corporation, 8401 E. Indian School Road, Scottsdale, AZ, 85251. Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the stockholder wants the Corporate Governance Committee to consider, as well as all items required under the Company’s bylaws.

The Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates. In evaluating potential director nominees, the Corporate Governance Committee considers the following factors:

•	Personal characteristics: highest personal and professional ethics, integrity and values; an inquiring and independent mind; and practical wisdom and mature judgment.

•	Broad training and experience at the policy-making level in business, government, education or technology.

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.

•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations.

•	Willingness to represent the best interests of all stakeholders and objectively appraise management performance.

•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to the Company and its stakeholders.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

If the Board of Directors determines that there is a need for directors with different skills or perspectives, the members of the Board of Directors are polled to determine if they know of potential candidates meeting these criteria. We have retained the services of third parties to identify potential nominees from time to time in the past and may do so in the future, if necessary. We typically also would engage a third party to perform a background check to determine whether a new candidate for election as director has any issues that should be considered in the Board of Directors’ evaluation of his or her candidacy.

Communications with the Board of Directors

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and fax number: Rural/Metro Corporation, 8401 E. Indian School Road, Scottsdale, AZ 85251; (480) 606-3328 facsimile.

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response may be coordinated with our counsel.

Director Compensation and Other Information

Officers who serve on the Board of Directors receive no additional compensation. We paid a director’s fee in fiscal 2004 to Mr. Clement, our Chairman of the Board of Directors, of $40,000 plus reimbursement for expenses for each Board or committee meeting he attended. We also paid a director’s fee in fiscal 2004 to Mr. Jekel, our Vice-Chairman of the Board of Directors, of $30,000. Effective July 1, 2004, Mr. Walker was appointed as an additional Vice-Chairman of the Board of Directors. During fiscal 2004, we paid all other non-employee Board members, with the exception of former director, Mr. Louis A. Witzeman, an annual retainer of $15,000. Non-employee directors, with the exception of Messrs. Clement and Jekel, also received $1,000 for each Board meeting attended, $500 for each Board meeting participated in telephonically, $500 for each committee meeting attended, and $250 for each committee meeting participated in telephonically. We also paid $2,500 annually to any non-employee chairperson of each of the committees of the Board of Directors.

Under the terms of our 1992 Stock Option Plan non-employee directors received (i) stock options to purchase 10,000 shares upon their first election to the Board of Directors and options to purchase 2,500 shares at the meeting of the Board of Directors held immediately after the annual meeting of stockholders (except that the Chairman of the Board received stock options to acquire 5,000 shares), and (ii) each year, through 2002, stock options to acquire a number of shares equal to 1,000 shares for each $0.05 increase in our earnings per share over the previous fiscal year, subject to a maximum of 5,000 shares of stock per non-employee Board member. The 1992 Stock Option Plan expired in November 2002. Accordingly, no stock options were granted in the 2004 fiscal year or are available for future issuance.

Effective July 1, 2004, we adopted a new compensation schedule for our Board of Directors. The revised compensation schedule was based upon recent significant upward trends in board compensation in connection with increased board and committee responsibilities, as well as the unavailability of equity compensation as described above. Under the new schedule, each director receives an annual retainer of $70,000, which assumes four quarterly Board meetings (and related committee meetings). Directors also receive a $2,000 fee for each additional Board meeting or committee meeting attended, and $1,000 fee for each additional Board meeting or committee meeting participated in telephonically. Our Chairman of the Board of Directors receives an additional annual retainer of $50,000, and the Vice-Chairman receives an additional annual retainer of $20,000. The chair of the Audit Committee receives an additional annual retainer of $15,000, and all other committee chairs receive an additional annual retainer of $10,000. Payment of retainers and fees are paid quarterly in arrears. Reasonable expenses of the directors are reimbursed in accordance with our policies.

Report of the Audit Committee of the Board of Directors

The Audit Committee, which consists of Messrs. Wilson, Turner and Ms. Carpenter, adopted a revised charter on June 2, 2004. A copy of such charter is attached hereto as Appendix A. Each member of the Audit Committee is “independent,” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee has reviewed and discussed with management the audited financial statements for June 30, 2004 and discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm (“PwC”), the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PwC its independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K for fiscal 2004 for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s independent registered public accountants are in fact “independent.”

Audit Committee of the Board of Directors

Robert E. Wilson, Chairman
Mary Anne Carpenter
William C. Turner

The Audit Committee reviews and approves audit and permissible non-audit services performed by PwC, as well as the fees charged by PwC for such services. In its review of non-audit service fees and its appointment of PwC as our independent registered public accountants, the Audit Committee considered whether the provision of such services is compatible with maintaining PwC’s independence.

Audit Fees. The aggregate fees billed by PwC for professional services rendered in connection with the audit of our consolidated financial statements and limited reviews of our interim consolidated financial information related to our fiscal years ended June 30, 2004 and 2003, respectively, totaled $673,850 for 2004 and $858,537 for 2003.

Audit-Related Fees. PwC did not perform any audit-related services for the Company in 2004 or 2003.

Tax Fees. The aggregate fees billed by PwC for professional services rendered in connection with tax planning and tax advice totaled $3,225 for 2004 and $62,250 for 2003.

All Other Fees. The aggregate fees billed by PwC for all other professional services rendered during 2004 and 2003 were $1,602 and $3,003, respectively. Such other fees in 2004 and 2003 related to the annual license fee for PwC’s accounting research reference service.

The policy of the Audit Committee is to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accountants, subject to the de minimus exceptions for non-audit services prescribed in federal securities laws and regulations. During the last two fiscal years, all Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees have been pre-approved by the Audit Committee. The Audit Committee may delegate authority to one or more members to grant pre-approvals of audit and permitted non-audit services, provided that such decisions shall be presented to the Audit Committee at its next scheduled meeting.

CODE OF ETHICS

Our website (www.shareholder.com/ruralmetro/downloads/Code_of_Business_Conduct.pdf) contains the Company’s Code of Ethics and Business Conduct (“Code of Ethics”), which is the Company’s code of business conduct and ethics for its directors and employees, including the Chief Executive Officer and Chief Financial Officer. Any amendment to the Code of Ethics will be posted on the Company’s website.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The following table sets forth the total compensation received for services rendered to us in all capacities for the fiscal years ended June 30, 2004, 2003, and 2002 by our Chief Executive Officer and our two most highly compensated executive officers who were in office at June 30, 2004. The table also sets forth this information for one other executive officer who is no longer with our Company at June 30, 2004, whose aggregate cash compensation exceeded $100,000.

Summary Compensation Table

	Annual Compensation								Long Term Compensation Awards
Name and Principal Position at Year-end	Year	Salary ($)		Bonus ($)			Other Annual Compensation(1)		Securities Underlying Options (#)	All Other Compensation ($)(2)
Jack E. Brucker Chief Executive Officer and President	2004 2003 2002	$ $ $	918,656 600,000 594,615	$ $ $	1,803,834 430,000 307,000	(3)	— — —		— — 125,000	$ $	4,000 — 3,400
Michael S. Zarriello (4) Senior Vice President and Chief Financial Officer	2004 2003 2002		$279,173 — —		— — —		$156,327 — —	(5)	— — —		— — —
Barry D. Landon Senior Vice President of National Billing and Collections	2004 2003 2002	$ $ $	223,771 232,523 209,231	$ $ $	102,960 100,000 87,500		— — —		— — 70,000		— — —
John S. Banas III (6) Executive Vice President and General Counsel	2004 2003 2002	$ $ $	252,155 305,538 267,692	$ $ $	140,400 135,000 84,000		— — —		— 100,000 80,000	$ $	138,617 — 2,400	(7)

(1)	Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the officers listed.

(2)	Consists of company-matching contributions to our 401(k) plan paid in cash unless otherwise noted.

(3)	We paid to Mr. Brucker a retention bonus in the amount of $1,473,834 in connection with his amended and restated employment agreement, which became effective January 1, 2004. See “Executive Compensation – Employment Agreements.”

(4)	Mr. Zarriello became our Senior Vice President and Chief Financial Officer in July 2003.

(5)	We paid Mr. Zarriello $156,327 in fiscal 2004 for relocation costs.

(6)	Mr. Banas’ employment terminated on March 10, 2004, and pursuant to Mr. Banas’ employment agreement, all of the vested options shall remain fully vested and exercisable until 90 days following March 10, 2006.

(7)	Pursuant to Mr. Banas’ employment agreement, Mr. Banas is entitled to receive certain severance benefits, including $500,000 per year for two years following the date of termination. For fiscal 2004, Mr. Banas received such severance payments equal to $134,617. See “Executive Compensation – Employment Agreements.” In addition, Mr. Banas received a $4,000 company-matching contribution to our 401(k) plan paid in cash.

Option Grants

There were no options granted to the executive officers set forth in the Summary Compensation Table under the section entitled “Executive Compensation” in the 2004 fiscal year.

Option Holdings

The following table represents certain information with respect to the options held by the listed officers as of June 30, 2004.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Options Values

	Shares Acquired on Exercise of Stock Options(#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year- End(#)		Value of Unexercised In- the-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jack E. Brucker	—	—	406,000	0	$83,750	$0
Michael S. Zarriello	—	—	—	—	—	—
Barry D. Landon	—	—	144,100	0	$78,700	0
John S. Banas III (2)	—	—	314,167	0	$91,100	0

(1)	Calculated based on $1.51, which was the closing sales price of our common stock as quoted on the OTC Bulletin Board on June 30, 2004, multiplied by the number of applicable shares in-the-money less the total exercise price.

(2)	Mr. Banas’ employment terminated on March 10, 2004, and pursuant to Mr. Banas’ employment agreement all of the vested options shall remain fully vested and exercisable until 90 days following March 10, 2006.

Employment Agreements

Jack E. Brucker: Effective January 1, 2004, we entered into an amended and restated employment agreement with Jack E. Brucker, our President and Chief Executive Officer. The amended and restated agreement extends the term of the prior agreement through December 31, 2010. Under the terms of the amended and restated agreement, Mr. Brucker receives a base salary of $1.2 million per year, subject to an annual cost of living adjustment, and is not entitled to participate in our management incentive program. On the effective date of the amended and restated agreement, we paid to Mr. Brucker a retention bonus of $1,473,834 (which included an estimated amount to pay tax liabilities incurred by Mr. Brucker in connection with such bonus). Mr. Brucker is obligated to repay the entire retention bonus and tax payment to the Company should we terminate his employment agreement with cause or should he terminate his employment without good reason. Mr. Brucker is obligated to repay a fraction of the retention bonus and tax payment to the Company (based on the duration of employment divided by the full term of the amended and restated agreement) should we terminate his employment agreement without cause or should he terminate his employment agreement with good reason. Mr. Brucker’s employment agreement provides that should we terminate his employment agreement without cause or should he terminate his employment agreement for good reason, he will receive severance payments equaling $800,000 per year (plus certain other benefits provided by the employment agreement) for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between January 1, 2006, and the effective date of termination of employment.

Under the employment agreement, Mr. Brucker has agreed not to compete against us after the termination of the employment agreement for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between January 1, 2006 and the effective date of the termination of employment. Mr. Brucker may elect to shorten such non-compete period to not less than 12 months. Upon such election we will no longer be required to pay Mr. Brucker any severance benefits. In addition, if Mr. Brucker is receiving severance benefits under the employment agreement and he elects to solicit clients, employees, or otherwise competes with us at any time after his termination of employment or discloses confidential information, we will no longer be obligated to pay Mr. Brucker any severance benefits.

Michael S. Zarriello: Effective June 2, 2004, we entered into an employment agreement with Michael S. Zariello, our Senior Vice President and Chief Financial Officer. Mr. Zarriello receives a base salary of $304,500. The term of the agreement is for a period of three years, which automatically renews for one-year periods thereafter. Mr. Zarriello is entitled to participate in our management incentive program that provides bonuses to executive officers and other members of management based upon our achieving financial and operating goals as well as the achievement of individual objectives established for each participant. Under the terms of the agreement, if Mr. Zarriello’s employment agreement is terminated without cause, or should he terminate his employment agreement for good reason, should we not renew his employment agreement without cause, or should he not renew his employment agreement for good reason, he will receive his then effective base salary and other benefits provided by the employment agreement immediately following the effective date of termination of employment for a period of 24 months. If Mr. Zarriello terminates his employment agreement without good reason or we terminate his employment agreement for cause, he will not receive any severance benefits. The employment agreement also requires that Mr. Zarriello not compete against us after the termination of the employment agreement for a period of 24 months after the effective date of the termination of employment. Mr. Zarriello may elect to shorten such non-compete period to 12 months. Upon such election we would no longer be required to pay Mr. Zarriello any severance benefits. In addition, if Mr. Zarriello is receiving severance benefits under the employment agreement and he elects to solicit clients, employees or otherwise competes with us at any time after his termination of employment or discloses confidential information, we would no longer be obligated to pay Mr. Zarriello any severance benefits.

John S. Banas III: Due to Mr. Banas’ termination of employment on March 10, 2004, Mr. Banas is entitled to receive certain severance benefits pursuant to his employment agreement, including base salary ($500,000) and other insurance benefits provided by the agreements for two years following the date of termination.

Change of Control Agreement

A change of control agreement entered into by Messrs. Brucker and Zarriello provides that in the event of a change of control and the surviving entity or individuals in control do not offer him employment, terminate his employment without cause, or he terminates his employment for good reason, he will receive a sum equal to (A) 200% of (i) his annual base salary, and (ii) the amount of incentive compensation paid or payable to him during the calendar year preceding the calendar year in which the change of control occurs, plus (B) the full amount of any payments due under his employment agreement. In addition, he would be entitled to receive certain benefits, including the acceleration of exercisability of his stock options or the payment of the value of such stock options in the event they are not accelerated or replaced with comparable options. Pursuant to the terms of the change of control agreement, the health and other benefits received under the change of control agreement will be reduced or eliminated to the extent such benefits are received under his employment agreement. In addition, the change of control agreement places a ceiling on the aggregate amount of benefits he may receive under the agreement. He will receive an amount equal to 2.99 times the amount of annualized includable compensation received by him as determined under the Internal Revenue Code. For purposes of the change of control agreement, “good reason” includes a reduction of duties and/or salary or the surviving entity’s failure to assume his employment and change of control agreement.

The change of control agreement between the Company and Mr. Banas was terminated as of March 10, 2004.

For purposes of all the above-mentioned change of control agreements, a “change of control” includes (i) the acquisition of beneficial ownership by certain persons, acting alone or in concert with others, of 30% or more of the combined voting power of our then outstanding voting securities; (ii) during any two-year period, our Board members at the beginning of such period cease to constitute at least a majority thereof (except that any new Board member approved by at least two-thirds of the Board members then still in office, who were directors at the beginning of such period, is considered to be a member of the current Board); or (iii) approval by our stockholders of certain reorganizations, mergers, consolidations, liquidations, or sales of all or substantially all of our assets.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2004, our Compensation Committee consisted of Messrs. Walker and Turner and Ms. Carpenter, currently directors of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us from our executive officers and directors during the fiscal year ended June 30, 2004, or written representations from such persons that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Louis A. Witzeman had been a member of our Board of Directors during the fiscal year ended June 30, 2004 until his death on September 2, 2004. Mr. Witzeman was our founder and served as our Chief Executive Officer until 1980. Mr. Witzeman was paid approximately $84,000 during the year ended June 30, 2004 under four leases for fire and ambulance stations. These leases may be cancelled by us at any time. Mr. Witzeman received $89,000 during the fiscal year ended June 30, 2004 for fire protection and EMS advisory and consulting services and for serving on the Board of Directors. We also provided Mr. Witzeman with an automobile for personal use.

Effective September 26, 2003, we entered into an amended credit facility with our lenders, which, among other things, extended the maturity date of the facility from December 31, 2004 to December 31, 2006. In consideration for the amendment, we paid certain of the lenders amendment fees totalling $0.5 million and issued 283,979 shares of our Series C redeemable nonconvertible participating preferred stock (“Series C Shares”) to certain of the lenders or affiliates of the lenders, Tennenbaum Capital Partners, LLC and Cerberus Partners, L.P., which was in addition to the 211,549 shares of our Series B redeemable nonconvertible participating preferred stock (“Series B Shares”) previously issued to the lenders. On June 10, 2004, our stockholders voted to amend our certificate of incorporation to authorize 17.0 million new shares of common stock at our annual meeting. On June 30, 2004 we settled our Series B Shares and Series C Shares by issuing 4,955,278 shares of common stock to our lenders, and no Series B Shares or Series C Shares remain outstanding.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

General

The Compensation Committee of the Board of Directors administers the compensation programs for our executive officers. The committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of management’s programs.

The committee presents the following report on the compensation for our executive officers for fiscal 2004.

Overview and Philosophy

Our executive compensation programs are based on the belief that the interests of executive officers should be directly aligned with those of the stockholders. The programs are strongly oriented toward a pay-for-performance philosophy that includes a significant percentage of variable compensation, and results in executives accumulating significant equity positions in our common stock. The committee has established the following principles to guide development of our compensation programs and to provide a framework for compensation decisions:

•	provide a total compensation package that will attract the best talent to our Company, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term stockholder value;

•	establish annual incentives for senior management that are tied directly to the overall financial performance of our Company; and

•	implement longer-term incentives that focus executive officers on managing from the perspective of an owner with an equity stake in the business, principally by the granting of stock options.

Compensation Programs and Practices

The committee determines salary ranges and incentive award opportunities for all corporate officers. Our management compensation program consists of cash and equity based components.

Cash Component: Cash compensation is designed to fluctuate with our performance. In the years that we exhibit superior performance, cash compensation is designed to generally be above average levels; when financial performance is at or below goal, cash compensation is designed to be at or below average competitive levels. This is achieved primarily through the Management Incentive Plan, or MIP, which is paid out annually only if predetermined quantitative and qualitative goals are attained or certain business criteria are met.

Base Pay: Base pay guidelines are established for our officers and managers based on their relative job content. Individual base pay within the guidelines is based on sustained individual performance toward achieving our goals. Annual modifications to base pay levels are proposed by the President and approved by the committee each December.

Management Incentive Plan: The MIP is an annual cash incentive plan. At the beginning of each fiscal year, performance goals are created between the Company and the executive that document the executive’s accountabilities, and define levels of performance on those accountabilities. A portion of the performance goal is weighted to the overall financial performance of the Company, and a portion is weighted to the executive’s particular area of responsibility. MIP opportunity for executive officers can be as high as 55% of the executive’s base pay. For fiscal 2004, we made the following payments: Mr. Zarriello, $0; Mr. Landon, $102,960; and Mr. Banas, $140,400. Base salary increases and bonus payments were based primarily on accomplishments with respect to the following goals and criteria: amending our credit agreement; revenues; results of operations (including, without limitation, earnings per share); cost or expense control; customer service or satisfaction; community trust; cash flow; bad debt reductions; service area or operational longevity; and other factors demonstrating value to the organization and its stockholders and other stakeholders.

Equity-based Component: We have a long history of encouraging employees to become stockholders. In 1989, we implemented our first stock option plan through which we could grant qualified and non-qualified stock options to management employees. In 1994, we implemented our ESPP, whereby shares of our common stock may be purchased through payroll deductions at 85% of its market value. We believe that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on the future appreciation of our stock. Historically, the Committee has granted stock options using criteria consistent with the level of an executive’s anticipated impact on our goals and objectives. Due to the expiration during fiscal 2003 of our option plan in which executive officers were eligible to participate, we currently are not in a position to grant stock options to our executive officers.

Compensation of Chief Executive Officer

We used the same factors and criteria described above in making compensation decisions regarding our Chief Executive Officer during fiscal 2004. During the 2004 fiscal year, Mr. Brucker was compensated pursuant to an employment agreement that was effective commencing July 1, 2001, and an amended and restated employment agreement that became effective January 1, 2004. During fiscal 2004, Mr. Brucker received a base salary of $918,656. In connection with the MIP for the 2003 fiscal year, Mr. Brucker also received a performance bonus of $330,000, which was paid in August 2003. Determination of Mr. Brucker’s performance bonus took into account the following goals and criteria: amending our credit agreement; revenues; results of operations (including, without limitation, earnings per share); cost or expense control; customer service or satisfaction; community trust; cash flow; bad debt reductions; service area or operational longevity; and other factors demonstrating value to the organization and its stockholders and other stakeholders. In addition, Mr. Brucker received a retention bonus pursuant to his amended and restated employment agreement of $1,473,834 (which included an estimated amount to pay tax liabilities incurred by Mr. Brucker in connection with such bonus), which was paid in January 2004. Due to the expiration of our stock option plan as described above, no stock options were granted to Mr. Brucker during fiscal 2004. For additional information concerning Mr. Brucker’s employment agreement, see “Employment Agreements,” above.

In establishing the level of base salary payable to Mr. Brucker during fiscal 2004, we consulted with an independent third party and considered other available information. We took into account compensation levels payable to executives in “turnaround” situations and reviewed executive compensation information with regard to comparably-sized companies in the Phoenix, Arizona metropolitan area. We also considered the effect of the current lack of a stock option plan for our senior executives, including the chief executive officer. In addition, we considered the fact that the base salary would be fixed (subject to annual cost of living increases) and no bonus would be paid. We further considered the increasingly active market (and correspondingly increased cash and equity compensation levels) for executives with established track records in “turnaround” situations, and potential costs to the Company if replacement outside turnaround management services were required. We also took into account information concerning employment opportunities with third parties available to Mr. Brucker, and the importance of retaining Mr. Brucker’s services in areas such as operational leadership and continuing interactions with holders of our indebtedness pending the maturity of such indebtedness. We continue to consider market conditions with respect to the compensation of all of our executives, including the Chief Financial Officer.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

We currently intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m). However, we may determine, based on business considerations, that compensation should be paid even if it is not deductible under Section 162(m). Other than the Chief Executive Officer, we do not expect to pay compensation to any other highly compensated executive officer in excess of $1 million. The Company currently has net operating losses available to offset any such excess for tax purposes in the foreseeable future.

Members of the Compensation Committee

Mary Anne Carpenter, Chairperson William C. Turner Henry G. Walker

COMPANY PERFORMANCE GRAPH

The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) our common stock; (ii) the NASDAQ Combined Composite Index; and (iii) the NASDAQ Health Services Index. Because we did not pay dividends on our common stock during the measurement period, the calculation of the cumulative total stockholder return on the common stock did not include dividends. Because of the small number of publicly traded companies in our peer group, we do not believe we can reasonably identify a group of peer issuers. The graph assumes $100 was invested on July 1, 1999. As previously disclosed, we were delisted from the Nasdaq SmallCap Market, and are currently quoted on the OTC Bulletin Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm (“PwC”), to audit our consolidated financial statements for the fiscal year ending June 30, 2005. PwC served as our independent registered public accountants for the fiscal year ended June 30, 2004. Notwithstanding the appointment, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the Company’s best interest.

A representative of PwC will be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING

AND FINANCIAL DISCLOSURE

On July 7, 2003, we engaged Singer Lewak Greenbaum and Goldstein LLP (“SLGG”) as our independent accountants solely to re-audit our financial statements for fiscal 2001. Those financial statements were previously audited by Arthur Andersen (“Andersen”), who have ceased operations and were, therefore, unable to perform any procedures with respect to those financial statements. As reported in our Current Report on Form 8-K dated January 2, 2002, our relationship with Andersen was terminated as of January 2, 2002. Our financial statements for fiscal 2001 required re-audit as a result of restatement adjustments related to (i) the provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts recognized in prior years, (ii) the deferral of enrollment fees charged to new subscribers under our fire protection service contracts and to recognize such fees over the estimated customer relationship period, (iii) the consolidation of our investment in San Diego Medical Services Enterprise, LLC as required by our adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” and (iv) the disposal of the Company’s Latin American operations, the result of which were reclassified to discontinued operations for all periods presented. As Andersen had ceased operations, we engaged SLGG to perform the re-audit of the fiscal 2001 financial statements. The engagement of SLGG for this project was approved by the Audit Committee of our Board of Directors.

We did not consult with SLGG during the fiscal years ended June 30, 2002 and 2001 or during the subsequent interim period from July 1, 2002 through and including the engagement date of July 7, 2003, on (i) either the application of accounting principles or the type of opinion SLGG might issue on our financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

On October 13, 2003, SLGG completed the re-audit of its fiscal 2001 financial statements and thereupon its engagement by us was concluded.

The engagement of SLGG to perform the fiscal 2001 re-audit does not affect our ongoing engagement of PwC as our independent registered public accountants. PwC has served as our independent registered public accountants since fiscal 2002.

During the fiscal years ended June 30, 2002 and 2003 and the subsequent interim period from July 1, 2003 through and including the completion of SLGG’s engagement on October 13, 2003, there were no disagreements between SLGG and us on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The report of SLGG on the financial statements of the Company for the year ended June 30, 2001 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

We requested SLGG to furnish a letter addressed to the Securities and Exchange Commission stating whether SLGG agrees with the above statements made by the Company. SLGG furnished a letter addressed to the Commission expressing its agreement with the above statements.

DEADLINE FOR RECEIPT OF STOCKHOLDER

PROPOSALS; DISCRETIONARY AUTHORITY

Any stockholder who intends to present a proposal at the annual meeting of stockholders for the year ending June 30, 2005 and have it included in our proxy materials for that meeting must deliver the proposal to us for our consideration no later than June 13, 2005 and must comply with Rule 14a-8 under the Securities Exchange Act, as amended.

In addition, under our bylaws, certain procedures are provided that a stockholder must follow to introduce an item of business at the annual meeting of stockholders following fiscal year 2005. Under these procedures, a notice setting forth information specified in the bylaws must be received by us no later than (i) 60 days prior to the annual meeting if such meeting is held between November 1, 2005 and November 30, 2005; (ii) 90 days prior to the annual meeting if such meeting is held on or after December 1, 2005; or (iii) if the 2005 annual meeting is held on another date, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting.

Pursuant to Rule 14a-4 under the Securities Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals properly presented at the Annual Meeting, except in circumstances where (i) we receive notice of the proposed matter prior to the deadline set forth in our Bylaws; and (ii) the proponent complies with the other requirements set forth in Rule 14a-4. We did not receive notice of any stockholder proposal prior to such deadline; therefore, no stockholder proposal may be properly presented at the Annual Meeting.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

Stockholders currently receiving multiple copies of our proxy statement and Annual Report can request householding of communications through their brokers. Once householding is elected, it will continue until stockholders are notified otherwise or until the consent is revoked. If, at any time, stockholders no longer wish to participate in householding, and would prefer to receive a separate proxy statement and annual report, they may notify their broker, and direct a written request to Rural/Metro Corporation, 8401 E. Indian School Road, Scottsdale, AZ 85251, Attn: Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Scottsdale, Arizona

October 13, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

RURAL/METRO CORPORATION

RESOLVED, that the resolutions previously adopted by the Board of Directors (the “Board”) of Rural/Metro Corporation, a Delaware corporation (the “Company”) regarding the designation, purpose, structure, operation and responsibilities of the Audit Committee be, and hereby are, pursuant to Article III, Section 3.06 of the By-Laws of the Company, replaced in their entirety as follows:

Role

This Charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Rural/Metro Corporation, a Delaware corporation (the “Company”). The role of the Committee is to assist the Board in fulfilling its responsibilities to oversee:

•	the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements;

•	the Company’s systems of internal accounting and financial controls, including the internal audit department;

•	the selection, independence and performance of the Company’s outside auditors; and

•	compliance by the Company with any financial and accounting compliance programs as may be established by the Board and the Company’s management from time-to-time.

In fulfilling its obligations, the Committee shall maintain free and open communications between the Committee, the Board and the Company’s:

•	independent auditors,

•	internal accounting and internal audit staffs, and

•	management.

This Charter shall be published as an appendix to the Company’s Proxy Statement for the Company’s annual meeting of stockholders to the extent required by the rules and regulations of the Securities and Exchange Commission (“SEC”).

Membership

The membership of the Committee shall consist of at least three directors, each of whom is to be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. Applicable laws, rules, regulations and relevant listing authority,

As Amended June 2, 2004

including limitations on compensation from the Company other than compensation for director or committee service, will be followed in evaluating a member’s independence.

The Committee shall have at least one member qualified as an “audit committee financial expert” as defined by applicable SEC rules and regulations and, to comply with the rules of the Nasdaq Stock Market (“Nasdaq”), will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background. At the time of appointment, each member will be able to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and cash flow statements, in accordance with Nasdaq rules.

The Board appoints the chairperson.

Operations

The Committee shall meet at least four times a year. Additional meetings may occur as the Committee or its chairperson deems advisable. The Committee will cause to be kept minutes of all its proceedings and will report its actions to the Board. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Certificate of Incorporation or Bylaws of the Company, or (c) applicable laws, rules, regulations and relevant listing authority.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to investigate any matter brought to its attention. The Committee shall have full access to all books, records, facilities, and personnel of the Company, and shall have the authority to retain outside counsel or other experts or consultants, as it deems appropriate. The Company will at all times provide sufficient funding for the Committee to carry out its responsibilities. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may meet separately or independently from management as deemed necessary and appropriate to carry out the Committee’s responsibilities.

Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of the Committee’s activities to the Board. The Committee recognizes that management shall be responsible for preparing the Company’s financial statements and the independent auditors shall be responsible for auditing those financial statements. The functions set forth below shall be the principal recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are set forth as a guide with the understanding that the Committee may deviate from this guide and supplement these functions as the Committee deems appropriate under the circumstances.

1.	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders. The Committee shall have the ultimate authority and responsibility to select (or to nominate for stockholder approval) the independent auditors, to approve the fees to be paid to the independent auditors, to oversee the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting), to evaluate the performance of the independent auditors, and, if appropriate, to replace the independent auditors.

2.	The Committee shall discuss with management and the independent auditors the overall scope and plans for the audit and quarterly reviews, including the adequacy of staffing and the compensation to be paid to the independent auditors. The Committee also shall discuss with management and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s system to monitor and manage business risk, as well as financial and accounting compliance programs. To the extent the Committee deems it to be necessary, whether on its own initiative or based upon requests from time to time from the independent auditors or internal staff, the Committee shall meet separately with the internal accounting staff, the internal auditing staff and the independent auditors, with or without management present, as well as the Company’s Chief Financial Officer and other management personnel. The Committee shall review with management and the independent auditors the management letter presented to the Company by the independent auditors.

3.	The Committee shall:

•	ensure that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, as such standard may be amended or supplemented from time to time;

•	discuss with the independent auditors any such relationships or services provided by the independent auditors and their impact on the objectivity and independence of the independent auditors; and

•	take appropriate action to oversee the independence of the independent auditors.

4.	Prior to the filing of the Company’s Quarterly Report on Form 10-Q the Committee (as a whole or acting through the Committee chair) shall:

•	review the interim financial statements with management and the independent auditors,

•	review the draft quarterly earnings release; and

•	discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including Statement of Auditing Standards (“SAS”) No. 71, as such may be amended or supplemented from time to time.

5.	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K), including the auditors’ judgment about the quality, not just acceptability, of the Company’s accounting principles, the consistency of the Company’s accounting policies and their application, and the clarity and completeness of the Company’s financial statements and related disclosures. The Committee shall also review the draft annual earnings release. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including SAS No. 61, as such may be amended or supplemented.

6.	The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s Proxy Statement to be delivered to stockholders in connection with the Company’s annual meeting of stockholders.

7.	The Committee shall review and and approve any related party transaction (excluding transactions that are subject to review by the Compensation Committee of the Board). A “related party transaction” is as defined in Item 404(a) of Regulation S-K of the Securities and Exchange Commission, which governs disclosure of these types of transactions in public company reports.

8.	The Committee shall periodically review and discuss with the Board whether individual independent directors on the Committee continue to satisfy the independence standards adopted by the Board, the Securities and Exchange Commission, and The Nasdaq Stock Market.

9.	The Committee shall pre-approve all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor to the extent required by and in a manner consistent with applicable laws and regulations.

10.	The Committee shall ensure and oversee the development of an internal audit function by the Company; shall review and concur in the appointment, replacement, reassignment or dismissal of the senior internal auditing executive, and the compensation package for such person; and shall review the significant reports to management prepared by the internal auditing department and management’s responses. The Committee shall evaluate the internal auditing department and its impact on the accounting practices, internal controls and financial reporting of the Company. The Committee also shall discuss with the Company’s independent auditors the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

11.	The Committee shall establish procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and any committee thereof, regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

12.	Annually evaluate the Committee’s performance and this Charter, and recommend to the Board such Committee Charter changes as the Committee determines is appropriate.

13.	Perform such other functions within the scope of the foregoing, which the Committee deems appropriate to undertake from time to time.

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including its internal audit staff, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to assure compliance with laws and regulations and the Company’s internal policies and procedures.

RURAL/METRO CORPORATION 8401 EAST INDIAN SCHOOL ROAD SCOTTSDALE, AZ 85251

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rural/Metro Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Do not return the Proxy Card if you are voting by telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	RLMTR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RURAL/METRO CORPORATION

1.	ELECTION OF DIRECTORS	For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
		All	All	Except
01) Mary Anne Carpenter
	02) Jack E. Brucker	☐	☐	☐

and upon such other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please detach here.

RURAL/METRO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

RURAL/METRO CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 1, 2004

AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF

The undersigned stockholder of Rural/Metro Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company and hereby appoints Kristi Ponczak and Michael S. Zarriello, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of RURAL/METRO CORPORATION to be held at Company’s corporate headquarters at 8401 East Indian School Road, Scottsdale, Arizona, on Wednesday, December 1, 2004, at 3:00 p.m., local time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE NOMINEES IN THE PROPOSAL, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.